Exhibit 10(a)76


                            SEVENTH AMENDMENT TO THE
                                SOUTHERN COMPANY
                            PERFORMANCE SHARING PLAN

         WHEREAS, Southern Company Services, Inc. ("Company") heretofore adopted The Southern Company Performance Sharing Plan ("Plan"), effective as of January 1, 1997; and

         WHEREAS, the Performance Sharing Plan Committee ("Committee") desires to amend the Plan in order to clarify that certain transferred employees are not eligible to participate in the Plan; and

         WHEREAS, the Committee desires to amend the Plan to exclude certain former employees of Orange and Rockland Utilities, Inc. who became employed by Southern Energy Resources, Inc.; and

         WHEREAS, the Committee desires to amend the Plan to clarify the forfeiture provisions in the Plan; and

         WHEREAS, the Committee desires to amend the Plan to allow audit fees incurred by the Plan and the Trust to be paid from the Trust assets; and

         WHEREAS, the Committee desires to amend the Plan to clarify Plan language concerning the delegation of authority to appoint and remove investment managers; and

         WHEREAS, the Committee desires to amend the Plan to revise the list of incentive pay treated as compensation under the Plan; and

         WHEREAS, the Committee is authorized pursuant to Section 12.1 of the Plan to amend the Plan at any time, provided that the amendment does not involve a substantial increase in cost to any Employing Company or is necessary or desirable to comply with the laws and regulations applicable to the Plan.

         NOW, THEREFORE, the Committee hereby amends the Plan as follows, to be effective as provided herein:

                                       I.

         Effective January 1, 1999, Article II, Section 2.19 shall be amended by adding new Sections (u) and (v) after the phrase ""Eligible Employee" shall not include:" as follows:

         (u) an Employee who is described in Section 3.8 of the Plan;

         (v) an Employee who has been previously employed by an Employing Company, transferred to Southern Company Energy Marketing, L.P., subsequently transfers back to an Employing Company, and is not described in paragraph (a) of Section 15.1 of The Southern Company Pension Plan;

                                      II.

         Effective as of the date hereof, Article III of the Plan shall be amended by adding a new Section 3.8 thereto as follows:

                  3.8 Former Orange and Rockland Utilities, Inc. Employees. Notwithstanding any other provision of the Plan to the contrary, a former employee of Orange and Rockland Utilities, Inc. ("O&R") who is employed by Southern Energy Resources, Inc. and who is set forth on a schedule of employees acknowledged by the Committee shall not be eligible to participate in the Plan. In the event any such employee is allowed to participate in the Plan in the future, such employee shall be entitled, for vesting purposes hereunder, to years of vesting service accrued under the Employees' Retirement Plan of Orange and Rockland Utilities, Inc. ("O&R Pension Plan") on or after January 1, 1997, in addition to any Years of Service accrued under this Plan.

                                      III.

         Effective as of January 1, 1999, Section 8.2 shall be amended by deleting such Section in its entirety and replacing it with the following:

                  8.2 Forfeitures. That portion of the Account to which the Participant is not entitled shall be credited to the Suspense Account (which will always share in earnings or losses of the Trust) and shall be used to offset future Employer Contributions. Such offset shall take place as of the last day of the Plan Year in which the Forfeiture occurs.

                                      IV.

         Effective as of March 25, 1999, Section 10.12 shall be amended by deleting such Section in its entirety and replacing it with the following:

                  10.12 Expenses of Plan and Trust Fund. The expenses of establishment and administration of the Plan and the Trust Fund shall be paid by the Company or the Employing Companies. Notwithstanding the foregoing, to the extent provided in the Trust Agreement, certain administrative expenses may be paid from the Trust Fund either directly or through reimbursement of the Company or the Employing Companies. All fees of the auditors related to the audit of the Plan or the Trust Fund shall be paid from the Trust Fund either directly or through reimbursement of the Company or the Employing Companies. Any expenses directly related to the investments of the Trust Fund, such as stock transfer taxes, brokerage commissions, or other charges incurred in the acquisition or disposition of such investments, shall be paid from the Trust Fund (or from the particular Investment Fund to which such fees or expenses relate) and shall be deemed to be part of the cost of such securities or deducted in computing the proceeds therefrom, as the case may be. Investment management fees for the Investment Funds shall be paid from the particular Investment Fund to which they relate either directly or through reimbursement of the Company or the Employing Companies unless the Company or the Employing Companies do not elect to receive reimbursement for payment of such expenses. Taxes, if any, on any assets held or income received by the Trustee shall be charged appropriately against the Accounts of Participants as the Committee shall determine. Any expenses paid by the Company pursuant to Section
         10.11 and this section shall be subject to reimbursement by other Employing Companies of their proportionate shares of such expenses as determined by the Committee.

                                       V.

         Effective as of March 25, 1999, Section 10.14 of the Plan shall be amended by deleting such Section in its entirety and replacing it with the following:

                  10.14 Management of Assets. The Committee shall not have responsibility with respect to control or management of the assets of the Plan. The Trustee shall have the sole responsibility for the administration of the assets of the Plan as provided in the Trust Agreement, except to the extent that an investment advisor (who qualifies as an Investment Manager as defined in ERISA) who is appointed by the Pension Fund Investment Review Committee shall have responsibility for the management of the assets of the Plan, or some part thereof (including powers to acquire and dispose of the assets of the Plan, or some part thereof).

                                      VI.

         Effective as of the date hereof, Section 11.1 of the Plan shall be amended by deleting such Section in its entirety and replacing it with the following:

                    11.1 Trustee. The Company has entered into a Trust Agreement with the Trustee to hold the funds necessary to provide the benefits set forth in the Plan. If the Board of Directors so determines, the Company may enter into a Trust Agreement or Trust Agreements with additional trustees. Any Trust Agreement may be amended by the Company from time to time in accordance with its terms. Any Trust Agreement shall provide, among other things, that all funds received by the Trustee thereunder will be held, administered, invested, and distributed by the Trustee, and that no part of the corpus or income of the Trust held by the Trustee shall be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries, except as otherwise provided in the Plan. Any Trust Agreement may also provide that the investment and reinvestment of the Trust Fund, or any part thereof may be carried out in accordance with directions given to the Trustee by any Investment Manager or Investment Managers (as defined in ERISA) who are appointed by the Pension Fund Investment Review Committee. The Board of Directors may remove any Trustee or any successor Trustee, and any Trustee or any successor Trustee may resign. Upon removal or resignation of a Trustee, the Board of Directors shall appoint a successor Trustee.

                                      VII.

         Effective as of January 1, 1999, Appendix B shall be modified in the form attached hereto.

         Except as amended herein by this Seventh Amendment, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, Southern Company Services, Inc., through the duly authorized members of the Performance Sharing Committee, has adopted this Seventh Amendment to The Southern Company Performance Sharing Plan this _____ day of ________________, 1999, to be effective as of such date unless stated otherwise herein.

                                       PERFORMANCE SHARING PLAN COMMITTEE:


                                       Christopher C. Womack


                                       Robert A. Bell


                                       W. Dean Hudson


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                        APPENDIX B - INCENTIVE PAY PLANS

         Effective as of January 1, 1999, all awards under the following incentive pay plans shall be counted as compensation for purposes of Section
2.12 of the Plan:

o The Southern Company Performance Pay Plan

o The Southern Company Productivity Improvement Plan

o The Southern Company Executive Productivity Improvement Plan

o Georgia Power Company Customer Choice Group Incentive Compensation Plan

o Georgia Power Company Customer Partnership Teams Incentive Plan

o Georgia Power Company Residential Customer Partnership Team Incentive Plan

o Merchandise Sales Business Unit Incentive Plan (APC/Gulf)

o Southern Company Energy Solutions Officer and Staff Incentive
  Compensation Plan

o Southern Company Energy Solutions PowerCall Security Incentive Compensation Plan (Installation & Service Technicians)

o Southern Company National Accounts Incentive Compensation Plan

o Southern LINC Annual Incentive Plan

o Southern LINC Regional Sales Managers Incentive Plan